                                  EXHIBIT 4.01

   Registration Rights Agreement dated as of August 30, 1996 by and among the Company and the former shareholders of Risk Data Corporation.

                          REGISTRATION RIGHTS AGREEMENT

      This Registration Rights Agreement (this "AGREEMENT") is made and entered into as of August 30, 1996, by and between HNC SOFTWARE INC., a Delaware corporation ("HNC"), and the persons and entities listed on Exhibit A hereto (collectively, the "SHAREHOLDERS" and each individually, a "SHAREHOLDER") who immediately prior to the Effective Time of the Merger (as defined below) are the shareholders of RISK DATA CORPORATION, a California corporation ("RDC").

      A. RDC, HNC and HNC Merger Corp., a Delaware corporation that is a wholly-owned subsidiary of HNC ("SUB"), have entered into an Agreement and Plan of Reorganization (the "PLAN") dated as of July 19, 1996, as amended, pursuant to which Sub shall be merged with and into RDC in a reverse triangular merger (the "MERGER"), with RDC to be the surviving corporation of the Merger. The capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings given them in the Plan.

      B. As a condition precedent to the consummation of the Merger, Section
2.10 of the Plan provides that the Shareholders shall be granted Form S-3 registration rights with respect to the shares of HNC Common Stock that are issued to the Shareholders in the Merger, subject to the terms and conditions set forth in this Agreement.

      NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:

      1.    REGISTRATIONS RIGHTS.

            1.1   CERTAIN DEFINITIONS.  For purposes of this Agreement:

                  (a) 1933 Act. The term "1933 ACT" means the Securities Act of 1933, as amended, or any successor law.

                  (b) 1934 Act. The term "1934 ACT" means the Securities Exchange Act of 1934, as amended, or any successor law.

                  (c) Registration. The terms "REGISTER," "REGISTERED," and "REGISTRATION" refer to the registration effected by preparing and filing a Form S-3 registration statement in compliance with the 1933 Act, and the declaration or ordering of effectiveness of such registration statement.

                  (d) Registrable Securities. The term "REGISTRABLE SECURITIES" means: (i) the shares of HNC Common Stock that are issued pursuant to Section
2.1.2 of the Plan upon the conversion in the Merger of shares of RDC Stock that are issued and outstanding immediately prior to the Effective Time; and (ii) any shares of HNC Common Stock that may be issued as a dividend or other distribution (including shares of HNC Common Stock issued in a subdivision and split of HNC's outstanding Common Stock) with respect to, or in exchange for or in replacement of, all such shares of HNC Common Stock described in clause (i) of this Section 1.1(d) that have been issued by HNC; excluding in all cases, however, any such shares that are (i) registered under the 1933 Act, (ii) sold by a person in a transaction in which rights under this Agreement are not assigned in accordance with the terms of this Agreement or (iii) are sold to the public or sold pursuant to Rule 144 promulgated under the 1933 Act. Only shares of HNC Common Stock shall be Registrable Securities. The term "Registrable Securities" does not include any shares of HNC Common Stock issued or issuable upon the exercise of HNC Options issued upon the conversion of outstanding RDC Options in the Merger pursuant to Section 2.2 of the Plan or any other HNC Options issued by HNC to any Shareholder.

                  (e) Holder. The term "HOLDER" means the original holder of any Registrable Securities or any assignee of record of any Registrable Securities to whom rights under this Agreement have been duly assigned in accordance with the provisions of this Agreement.

                  (f) SEC. The term "SEC" or "COMMISSION" means the U.S. Securities and Exchange Commission.

                  (g) Form S-3. The term "FORM S-3" means such registration statement form under the 1933 Act as in effect on the Agreement Date of the Plan or any successor registration statement form under the 1933 Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by HNC with the SEC.

            1.2. FORM S-3 REGISTRATION RIGHTS. Subject to the terms and conditions of this Agreement, at any time (a) after such time as HNC has publicly released a report including the combined financial results of HNC and RDC for a period of at least thirty (30) days of post-Merger combined operations of HNC and RDC and (b) before the second anniversary of the Effective Time, Holders of at least thirty percent (30%) of the then outstanding Registrable Securities may request HNC in writing to effect a registration on Form S-3 under the 1933 Act covering the resale by such Holders of any or all of the Registrable Securities, and any related qualification or compliance with respect to all or a part of such Registrable Securities that are issued and outstanding and then owned by such Holders. Upon receipt of such request, HNC will:

                  (a) promptly give written notice of the proposed registration (the "REGISTRATION NOTICE") and the Holder's or Holders' request therefor, and any related qualification or compliance, to all other Holders of Registrable Securities; and

                  (b) file a registration statement on Form S-3 for the resale of such Registrable Securities as provided above within thirty (30) days after receipt of such request for registration from the Holders and, as soon as practicable, effect such registration on Form S-3 (and all such qualifications and compliances as may be so requested) as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or a portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request of such Holders given to HNC within fifteen (15) days after receipt of the Registration Notice from HNC; provided, however, that, notwithstanding the foregoing:

                        (i)   HNC shall not be obligated to file more than two
(2) such registration statements pursuant to this Agreement;

                        (ii) HNC shall not be obligated to effect any such registration, qualification or compliance of Registrable Securities pursuant to this Agreement:

                              (A) if Form S-3 is not then available for such offering by the Holders;

                              (B) if the Holders' request for registration of Registrable Securities is received by HNC earlier than such time as HNC has publicly released a report including the combined financial results of HNC and RDC for a period of at least thirty (30) days of post-Merger combined operations of HNC and RDC, or later than twelve (12) months after the Effective Time;

                              (C) if the Holders propose to sell Registrable Securities in such registration at an aggregate price to the public of less than $2,000,000;

                              (D)   if HNC shall furnish to the Holders a
      certificate signed by the President of HNC stating that, in the good faith judgment of the Board of Directors of HNC, it would be seriously detrimental to HNC and its shareholders for such Form S-3 registration to be effected at such time due to the existence of a material development or potential material development involving HNC which HNC would be obligated to disclose in the prospectus contained in the Form S-3 registration statement, which disclosure would, in the good faith judgment of the Board of Directors of HNC, be premature or otherwise inadvisable at such time or would have a material adverse affect upon HNC and its shareholders, in which event HNC will have the right to defer the filing of the Form S-3 registration statement for a period of not more than 90 days after receipt of the request of the Holder or Holders for the registration of Registrable Securities pursuant to this Section 1.2;

                              (E) if HNC is acquired and its Common Stock ceases to be publicly traded and in such acquisition of HNC the Holders receive, in exchange for the Registrable Securities then held by them, cash and/or securities that are registered under the 1933 Act or that may be traded without restriction on transfer imposed by the 1933 Act, other than the restrictions on transfer under paragraphs (e), (f) and (g) of Rule 144 promulgated under the 1933 Act, as such Rule is in effect on the Agreement Date;

                              (F) in any particular jurisdiction in which HNC would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance, unless HNC is already subject to service of process in such jurisdiction;

                              (G)   if the SEC refuses to declare such
      registration effective due to the participation of any particular Holder in such registration (unless such Holder withdraws all such Holder's Registrable Securities from such registration statement); or

                              (H) if HNC has effected two (2) registrations pursuant to this Agreement.

                        (iii) HNC shall not be obligated to effect any such registration, qualification or compliance of Registrable Securities held by any particular Holder:

                              (A)   if HNC or its legal counsel shall have
      received a "no-action" letter or similar written confirmation from the SEC that all Registrable Securities originally issued to such Holder in the Merger may be resold by such Holder within a three (3) month period without registration under the 1933 Act pursuant to the provisions of Rule 144 or Rule 145(d) promulgated under the 1933 Act, or otherwise; or

                              (B) if legal counsel to HNC shall deliver a written opinion to HNC, its transfer agent and the Holders that all the Registrable Securities originally issued to such Holder in the Merger may be resold by such Holder within a three (3) month period without registration under the 1933 Act pursuant to the provisions of Rule 144 or Rule 145(d) promulgated under the 1933 Act, or otherwise.

                  (c) Expenses. Subject to the foregoing, HNC shall file a Form S-3 registration statement covering the Registrable Securities and other securities so requested to be registered pursuant to this Agreement as soon as practicable after receipt of the request or requests of the Holders for such registration. HNC shall pay all expenses incurred in connection with the registration requested pursuant to this Agreement (excluding underwriters' or brokers' discounts and commissions), including without limitation all filing, registration and qualification, printers' and accounting fees.

            1.3. OBLIGATIONS OF HNC. Subject to Section 1.2 above, when required to effect the registration of any Registrable Securities under the terms of this Agreement, HNC will, as expeditiously as reasonably possible:

                  (a) prepare and file with the SEC a registration statement on Form S-3 with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of all of the Registrable Securities registered thereunder, keep the registration statement for such registration effective for not more than thirty
(30) consecutive days;

                  (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by such registration statement during its period of effectiveness;

                  (c) furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the 1933 Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them;

                  (d) use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as will be reasonably requested by the Holders, provided that HNC will not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such state or jurisdiction; and

                  (e) notify each Holder of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the 1933 Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

            1.4. FURNISH INFORMATION. It shall be a condition precedent to the obligations of HNC to take any action pursuant to this Agreement that the selling Holders will furnish to HNC such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such Registrable Securities as shall be required to timely effect the registration of their Registrable Securities.

            1.5. DELAY OF REGISTRATION. No Holder will have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

            1.6. INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under Section 1.2 of this Agreement:

                  (a) By the Company. To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officers and directors of each Holder, any underwriter (as defined in the 1933 Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the 1933 Act or the 1934 Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the 1933 Act, the l934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"):

                        (i) any untrue statement or alleged untrue statement of
                  a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

                        (ii) the omission or alleged omission to state therein a
                  material fact required to be stated therein, or necessary to make the statements therein not misleading; or

                        (iii) any violation or alleged violation by the Company
                  of the 1933 Act, the 1934 Act, any federal or state securities law or any rule or regulation promulgated under the 1933 Act, the 1934 Act or any federal or state securities law in connection with the offering covered by such registration statement;

and the Company will reimburse each such Holder, partner, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this subsection 1.6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, underwriter or controlling person of such Holder.

                  (b) By Selling Holders. To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the 1933 Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder's partners, directors or officers or any person who controls such Holder within the meaning of the 1933 Act or the 1934 Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, partner or director, officer or controlling person of such other Holder may become subject under the 1933 Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 1.6(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further that the total amounts payable in indemnity by a Holder under this subsection 1.6(b) in respect of any Violation shall not exceed the net proceeds received by such Holder in the registered offering out of which such Violation arises.

                  (c) Notice. Promptly after receipt by an indemnified party under this Section 1.6 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this
Section 1.6, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.6.

                  (d) Defect Eliminated in Final Prospectus. The foregoing indemnity agreements of the Company and Holders are subject to the condition that, insofar as they relate to any Violation made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement in question becomes effective or the amended prospectus filed with the SEC pursuant to SEC Rule 424(b) (the "Final Prospectus), such indemnity agreement shall not inure to the benefit of any person if a copy of the Final Prospectus was furnished to the indemnified party and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the 1933 Act.

                  (e) Contribution. In order to provide for just and equitable contribution to joint liability under the 1933 Act in any case in which either
(i) any Holder exercising rights under this Agreement, or any controlling person of any such Holder, makes a claim for indemnification pursuant to this Section
1.6 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 1.6 provides for indemnification in such case, or (ii) contribution under the 1933 Act may be required on the part of any such selling Holder or any such controlling person in circumstances for which indemnification is provided under this Section 1.6; then, and in each such case, the Company and such Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such Holder is responsible for the portion represented by the percentage that the public offering price of its Registrable Securities offered by and sold under the registration statement bears to the public offering price of all securities offered by and sold under such registration statement, and the Company and other selling Holders are responsible for the remaining portion; provided, however, that, in any such case, (A) no such Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

                  (f) Survival. The obligations of the Company and Holders under this Section 1.6 shall survive the completion of any offering of Registrable Securities in a registration statement, and otherwise.

            1.7. DURATION AND TERMINATION OF HNC'S OBLIGATIONS. HNC will have no obligations pursuant to Section 1.2 of this Agreement with respect to any request or requests for registration (or inclusion in a registration) made by any Holder: (a) on a date that is more than two (2) years after the Effective Time; (b) if HNC has already effected two (2) registrations pursuant to this Agreement; (c) if, in the opinion of counsel to HNC, all such Registrable Securities proposed to be sold by such Holder may be sold in a three (3) month period without registration under the 1933 Act pursuant to Rule 144 or Rule 145(d) promulgated under the 1933 Act or otherwise; or (d) if all Registrable Securities have been registered and sold pursuant to registrations effected pursuant to this Agreement.

            1.8. OTHER AGREEMENTS. The Holders acknowledge and agree that they have been informed by HNC that other shareholders of HNC currently hold certain registration rights that would entitle such shareholders to participate in a registration effected by the Holders under this Agreement, thus potentially diminishing the number of Registrable Securities that the Shareholders may be able to register and sell pursuant to a registration effected under this Agreement.

      2. ASSIGNMENT. Notwithstanding anything herein to the contrary, the rights of a Holder under this Agreement may be assigned only with HNC's express prior written consent, which may be withheld in HNC's sole discretion; provided, however, that the rights of a Holder under this Agreement may be assigned without HNC's express prior written consent: (a) to a Permitted Assignee (as defined below); or (b) by will or by the laws of intestacy, descent or distribution, provided that the assignee agrees in writing to be bound by all the obligations of the Holders under this Agreement. Any attempt to assign any rights of a Holder under this Agreement without HNC's express prior written consent in a situation in which such consent is required by this Section shall be void and without effect. Subject to the foregoing, all rights, covenants and agreements in this Agreement by or on behalf of the parties hereto will bind and inure to the benefit of the respective permitted successors and assigns of the parties hereto. Each of the following parties are "PERMITTED TRANSFEREES" for purposes of this Section : (a) the personal representative, custodian or conservator of a Holder, in the case of the death, bankruptcy or adjudication of incompetency of that Holder; (b) any partner of such Holder; (c) a trustee of a trust for the primary benefit of the Shareholders and their children (a "PERMITTED TRUST"); or (d) any beneficiary of any Permitted Trust.

      3.    GENERAL PROVISIONS

           3.1 NOTICES. Unless otherwise provided, all notices, instructions and other communications required or permitted to be given hereunder or necessary or convenient in connection herewith must be in writing and shall be deemed delivered (i) when personally served or when delivered by telex or facsimile (to the telex or facsimile number of the person to whom the notice is given), (ii) the first business day following the date of deposit with an overnight courier service or (iii) on the earlier of actual receipt or the third business day following the date on which the notice is deposited in the United States mail, first class certified, postage prepaid, addressed as follows: (a) if to the Company, at 5930 Cornerstone Court West, San Diego, CA 92121, Attention:
President, Telecopier: (619) 452-3220; and (b) if to a Shareholder, at such Shareholder's respective address as set forth on Exhibit A hereto. Any party hereto (and such party's permitted assigns) may by notice so given change its address for future notices hereunder.

            3.2 ENTIRE AGREEMENT. This Agreement and the provisions of Section
2.10 of the Plan constitute and contain the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties with respect to the subject matter hereof.

            3.3 AMENDMENT OF RIGHTS. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of HNC and Holders of a majority of all Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this
Section 10 shall be binding upon each Holder, each permitted successor or assignee of such Holder and HNC.

            3.4 GOVERNING LAW. This Agreement will be governed by and construed exclusively in accordance with the internal laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California, excluding that body of law relating to conflict of laws and choice of law.

            3.5 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, then such provision(s) will be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision(s) were so excluded and will be enforceable in accordance with its terms.

            3.6 NO THIRD PARTY BENEFICIARIES. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their successors and assigns, any rights or remedies under or by reason of this Agreement.

            3.7 CAPTIONS. The headings and captions to sections of this Agreement have been inserted for identification and reference purposes only and will not be used to construe or interpret this Agreement.

            3.8 COUNTERPARTS. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

HNC SOFTWARE INC.                       THE SHAREHOLDERS

By:   /s/  RAYMOND V. THOMAS                  /s/  SANG-GYU CHOI
   -----------------------------        ----------------------------------------
      Chief Financial Officer
                                        DLJ CAPITAL CORPORATION
                                        By:   /s/  Robert Finzi
                                           -------------------------------------
                                              Attorney-In-Fact

                                              /s/  SEAN M. DOWNS
                                        ----------------------------------------

                                        ENTERPRISE PARTNERS
                                        By:   /s/  James H. Berglund
                                           -------------------------------------
                                              General Partner

                                        ENTERPRISE PARTNERS II, L.P.
                                        By:   /s/  James H. Berglund
                                           -------------------------------------
                                              General Partner

                                        ENTERPRISE PARTNERS II, ASSOCIATES, L.P.
                                        By:   /s/  James H. Berglund
                                           -------------------------------------
                                              General Partner

                                              /s/  DAYLEN J. GILLESPIE
                                        ----------------------------------------

                                              /s/  MARK S. HAMMOND
                                        ----------------------------------------

                                        HUFFMAN FAMILY TRUST
                                           created May 26, 1995
                                        By:   /s/  John D. Huffman
                                           -------------------------------------
                                              Trustee

                                              /s/  MICHAEL L. LEONARD
                                        ----------------------------------------

                                        LINC CAPITAL MANAGEMENT
                                        By:   /s/  Mark K. Zimmerman
                                           -------------------------------------
                                              Vice President

                                        SILICON VALLEY BANCSHARES
                                        By:   /s/  David Jaques
                                           -------------------------------------
                                              Senior Vice President

                                        SPROUT CAPITAL VI, L.P.
                                        By:   /s/  Robert Finzi
                                           -------------------------------------
                                              Attorney-In-Fact

                                        SPROUT GROWTH, LTD.
                                        By:   /s/  Robert Finzi
                                           -------------------------------------
                                              Attorney-In-Fact

                                        U.S. TRUST COMPANY OF CALIFORNIA,
                                        TRUSTEE OF THE DEBORAH L. HAMMOND
                                        CHARITABLE REMAINDER UNITRUST
                                        By:   /s/  Jill A. Pletcher
                                           -------------------------------------
                                              Vice President

                                        U.S. TRUST COMPANY OF CALIFORNIA,
                                        TRUSTEE OF THE MARK S. HAMMOND
                                        CHARITABLE REMAINDER UNITRUST
                                        By:   /s/  Jill A. Pletcher
                                           -------------------------------------
                                              Vice President

                                    EXHIBIT A

                              LIST OF SHAREHOLDERS

                                       NUMBER OF SHARES OF HNC
NAME AND ADDRESS OF SHAREHOLDER           COMMON STOCK HELD

Miroslav Aniz                                     602



Sang-Gyu Choi                                   1,739
81 Seafare
Laguna Niguel, CA 92677

DLJ Capital Corporation                        50,268
3000 Sand Hill Road
Building 4, #270
Menlo Park, CA  94025

Sean M. Downs                                  57,998
26681 White Oaks Drive
Laguna Hills, CA  92653

Enterprise Partners                           230,759
7979 Ivanhoe
LaJolla, CA  92037

Enterprise Partners II, L.P.                  474,641
7979 Ivanhoe Avenue
Suite 550
La Jolla, CA  92037

Enterprise Partners II Associates, L.P.        47,656
7979 Ivanhoe
La Jolla, CA  92037

Daylen J. Gillespie                               756
4362 Margarita
Irvine, CA  92714

Mark S. Hammond                               519,917
31655 Sea Shadows Way
Laguna Niguel, CA  92677

John Donald Huffman and Anne Byron             26,099
Huffman, Trustees, or Successor in
Trust of the Huffman Family Trust
Created May 26, 1995
26771 Anadale Drive
Laguna Hills, CA  92653

Michael L. Leonard                              8,760
2443 Shields Avenue
La Crescenta, CA  91214

                                        NUMBER OF SHARES OF HNC
NAME AND ADDRESS OF SHAREHOLDER            COMMON STOCK HELD

LINC Capital Management                         10,340
303 E. Wacker Road
Chicago, IL  60601

Silicon Valley Bancshares                        4,332
18875 MacArthur Blvd.
Suite 100
Irvine, CA  92715

Sprout Capital VI, L.P.                        317,438
3000 Sand Hill Road
Building 4, #270
Menlo Park, CA  94025

Sprout Growth, Ltd.                             24,155
3000 Sand Hill Road
Building 4, #270
Menlo Park, CA  94025

U.S. Trust Company of California,               57,998
Trustee of the Deborah Lynn Hammond
Charitable Remainder Unitrust
c/o U.S. Trust Company of California
600 Anton Blvd., Suite 150
Costa Mesa, CA  92626

U.S. Trust Company of California,               57,998
Trustee of the Mark S. Hammond
Charitable Remainder Unitrust
c/o U.S. Trust Company of California
600 Anton Blvd., Suite 150
Costa Mesa, CA  92626